Exhibit 99.1
American Oncology Network, Inc. Announces
Third Quarter 2023 Financial Results

Third Quarter 2023 Highlights
•Revenue of $336.3 million increased by 13.1% compared to the prior year quarter.
•Successfully transitioned to a publicly traded company with the completion of our business combination with Digital Transformation Opportunities Corp.
•Expanded into Florida market with Florida Oncology & Hematology
•Expanded into urology market with Triple Crown Urology in Arkansas
•Added 19 new providers to the AON platform

FORT MYERS, Fla., November 14, 2023 – American Oncology Network, Inc. (NASDAQ: AONC), a leading oncology platform with an innovative model of physician-led, community-based oncology management, today announced financial results for the three-month (“Third Quarter 2023”) and nine-month periods (“Year-to-Date 2023”) ended September 30, 2023.
Todd Schonherz, AONC chief executive officer, commented, “We are excited to have achieved two significant milestones for AONC this quarter. In September, we celebrated our five-year anniversary, followed by our transition to a publicly traded company. During the quarter, we grew our network by entering the state of Florida, we expanded our solution set with our first urology practice, and we added 19 new providers to the platform. I am very proud of our accomplishments, our expansion efforts, and our financial results in the quarter and so far this year. Looking forward, I am even more excited about the opportunities ahead of us and see a long runway for growth and continued operational efficiencies. Our strategic focus remains on our core mission of delivering exceptional cancer care and ensuring patients have convenient and accessible cancer care in their communities. We are committed to delivering the best outcomes for our patients and the highest level of support for our physicians, while creating value for our shareholders.”

Third Quarter 2023 Financial Results (compared to Third Quarter 2022)
Third quarter 2023 revenue increased $39.0 million, or 13.1% compared to the prior year period, primarily due to a $38.6 million increase in patient service revenue due to an increase of patient encounters of 6.0%.
Cost of revenue increased $43.2 million compared to the prior year period which was primarily driven by drug and medical supply costs, due to both increased patient encounters and cost per encounter. The volume of patient encounters at AONC practices increased cost of revenue by $13.4 million, and the cost per encounter drove a $24.2 million increase. The increased cost of patient encounters was driven by a combination of higher drug and supply costs as well as the drug and service mix patients required. Company also incurred a one time, non-recurring $4.8 million expense related to non-cash stock compensation as a result of closing of the transaction The remaining increase of cost of revenue relates to increased drug and supply costs from two affiliate agreements entered into during the third quarter of 2023.
General and administrative expenses increased by $1.8 million compared to the prior year period, driven by costs associated with the growth and optimization of the revenue cycle platform.
Transaction expenses increased by $24.5 million compared to the prior year period, driven by the legal, accounting, and consulting fees incurred by AONC due to the Business Combination that closed in September of 2023 and transitioning to a public company.
Year-to-Date 2023 Financial Results (compared to Year-to-Date 2022)
Year-to-date for the nine months ended September 30, 2023, revenue increased by $105.7 million, or 12.4% compared to the prior year period, primarily due to a $105.1 million increase in patient service revenue due to an increase of patient

Exhibit 99.1
encounters of 5.7%, and the impact of one acquisition and five affiliate agreements in 2022 as well as three affiliate agreements in 2023.
Cost of revenue increased $100.2 million compared to the prior year period and was primarily driven by drug and medical supply costs, due to both increased patient encounters and cost per encounter. The volume of patient encounters at AONC practices increased cost of revenue by $35.7 million, and the cost per encounter drove a $44.1 million increase. The increased cost of patient encounters was driven by a combination of higher drug and supply costs as well as the drug and service mix patients required. An additional $15.9 million increase in cost of revenue relates to drug and supply costs from one acquisition and five affiliate agreements in 2022 as well as three affiliate agreements in 2023. Company also incurred a one time, $4.8 million of non-cash stock compensation expense as a result of closing the transaction.
General and administrative expenses increased by $6.7 million compared to the prior year period, primarily driven by a $5.5 million increase in revenue cycle costs associated with AONC’s growth and optimization of its revenue cycle function. The remaining increase was driven by an increase in depreciation and amortization of $1.1 million.
Transaction expenses increased by $29.7 million compared to the prior year period, driven by the legal, accounting, and consulting fees incurred by AONC due to the Business Combination that closed in September of 2023 and transitioning to a public company.

Liquidity and Capital Resources

As of September 30, 2023, AONC had approximately $90.1 million in liquidity.
Key Non-GAAP Financial Measures Used to Evaluate Performance
This press release includes the non-GAAP financial measures “Adjusted EBITDA” and “Net Income”. Management views these metrics as a useful way to look at the performance of AONC operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions. Management believes these measures provides an additional way of viewing aspects of t AONC’s operations that, when viewed with the GAAP results, provides a more complete understanding of the AONC’s results of operations and the factors and trends affecting the business.
Adjusted EBITDA is defined as net income prior to interest income, interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain other non-cash charges that may be recorded each year, such as stock-compensation expense, as well as non-recurring charges such as expenses incurred related to major operational transitions and transaction costs. We believe these expenses and non-recurring charges are not considered an indicator of ongoing company performance. The measures are used as a supplement to GAAP results in evaluating certain aspects of AONC business, as described below. We believe Adjusted EBITDA is useful to investors in evaluating AONC performance because the measure considers the performance of AONC operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined above.
AONC includes Adjusted EBITDA because it is an important measure upon which management uses to assess the results of operations, to evaluate factors and trends affecting the business, and to plan and budget future periods. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by management may differ from the non-GAAP measures used by other companies, including AONC’s competitors. Management encourages investors and others to review AONC’s financial information in its entirety, and not to rely on any single financial measure. Adjusted EBITDA should not be considered as an alternative to net income as an indicator of AONC performance or as an alternative to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. These limitations are compensated by providing disclosure of the differences between Adjusted EBITDA and GAAP results,

Exhibit 99.1
including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of AONC’s operating results.
Adjusted EBITDA for recent comparative periods is presented at the end of this earnings release.
Adjusted Net Income
Management believes Adjusted Net Income is a useful non GAAP measure because it reflects the impact of non-recurring, non-cash charges on net income related to the closing of the Business Combination with DTOC. We define Adjusted Net Income as net income, plus (i) the mark to mark charge on derivative liabilities that are (a) non-cash or (b) non-operating in nature and (ii) nonrecurring transaction costs incurred by the AON and DTOC in conjunction with the Business Combination.
Adjusted Net Income for recent comparative periods is presented at the end of this earnings release.

Conference Call

AONC will host a conference call on Tuesday, November 14, 2023, at 8:30 am. Eastern Time to discuss our third quarter 2023 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13741860. A live webcast of the conference call will also be available under the Investor Relations section of AONC’s website at investors.aconology.com.
About American Oncology Network, Inc.
Since its inception in 2018, American Oncology Network, Inc. (Nasdaq: AONC) has offered an innovative model of physician-led, community-based oncology management. AONC preserves and elevates community oncology by helping its physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. The network is an alliance of physicians and veteran healthcare leaders partnering to ensure the long-term success and viability of oncology diagnosis and treatment in community-based settings. As of September 30, 2023, AONC has more than 200 providers across 85 locations in 19 states and the District of Columbia. AONC’s robust platform provides oncology practices with comprehensive support, access to revenue- diversifying adjacent services and practice management expertise to empower physicians to make cancer care better for every patient.
Forward Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of AONC. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on current expectations and projections about future events and various assumptions. AONC cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on AONC’s forward-looking statements.

These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of AONC), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to

Exhibit 99.1
other risks and uncertainties that are described from time to time in AONC’s filings with the Securities and Exchange Commission, including “Risk Factors” in AONC’s most recent proxy statement, prospectus, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risks described in the “Risk Factors” sections are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can AONC assess the impact of all such risk factors on from those contained the business of AONC, or the extent to which any factor or combination of factors may cause actual results to differ materially in any forward-looking statement. The statements made herein are made as of the date of this press release and, except as may be required by law, AONC undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.
The following table summarizes AONC’s consolidated results of operations for the periods indicated (amounts in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenue
Patient service revenue, net	$ 332,195	$ 293,612	$ 945,681	$ 840,507
Other revenue	4,110	3,712	9,322	8,765
Total revenue	336,305	297,324	955,003	849,272
Costs and expenses
Cost of revenue (1)	310,894	267,647	880,827	780,658
General and administrative expenses (2)	25,199	23,432	72,831	66,155
Transaction expenses	24,603	151	29,886	151
Total costs and expenses	360,696	291,230	983,544	846,964
Income (loss) from operations	(24,391)	6,094	(28,541)	2,308

Other income (expense)
Interest expense	(1,532)	(924)	(4,500)	(2,034)
Interest income	373	49	499	104
Other (expense) income, net	(3,309)	388	(7,689)	849
Income (loss) before income taxes, equity loss in affiliate, and noncontrolling interest	(28,859)	5,607	(40,231)	1,227
Income tax expense	315	-	315	-
Income (loss) before equity loss in affiliate and noncontrolling interest	(29,174)	5,607	(40,546)	1,227
Equity in loss of affiliate	(31)	-	(251)	-
Net income (loss) before noncontrolling interest	(29,205)	5,607	(40,797)	1,227
Net income (loss) and noncontrolling interest attributable to Legacy AON Shareholders prior to the reverse recapitalization	(15,489)	5,607	(27,081)	1,227
Net loss attributable to noncontrolling interest	(10,236)	-	(10,236)	-
Net loss attributable to Class A Common Stockholders	$ (3,480)	$ -	$ (3,480)	$ -

Other comprehensive income (loss):
Unrealized gains (losses) on marketable securities	102	(77)	190	(161)
Other comprehensive gain (loss)	102	(77)	190	(161)
Comprehensive income (loss)	$ (29,103)	$ 5,530	$ (40,607)	$ 1,066
Other comprehensive income (loss) attributable to Legacy AON Shareholders	(15,398)	5,530	(26,902)	1,066
Other comprehensive loss attributable to noncontrolling interests	(10,227)	—	(10,227)	—
Total comprehensive loss attributable to Class A Common Stockholders	$ (3,478)	$ —	$ (3,478)	$ —

Exhibit 99.1
(1)Includes related party inventory expense of $271,790 and $236,077 and $777,478 and $682,671 for the three and nine months ended September 30, 2023 and 2022, respectively.
(2)Includes related party rent of $679 and $655 and $2,037 and $2,037 for the three and nine months ended September 30, 2023 and 2022, respectively.

The following table provides a reconciliation of net income, the most closely comparable GAAP financial measure, to Adjusted EBITDA:

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Net loss	$ (29,205)	$ 5,607	$ (34,812)	(620.9%)	$ (40,797)	$ 1,227	$ (42,024)	(3424.9%)
Interest expense, net	1,159	875	284	32.5%	4,001	1,930	2,071	107.3%
Depreciation and amortization	2,060	2,159	(99)	(4.6%)	6,368	5,318	1,050	19.7%
Income tax expense	315	—	315	*	315	—	315	*
Non-cash stock compensation	4,875	5	4,870	*	4,875	15	4,860	*
Operational transformation (a)	—	235	(235)	(100.0%)	—	1,409	(1,409)	(100.0%)
Gain/loss on derivative liabilities	3,316	—	3,316	*	8,382	—	8,382	*
Transaction expenses (b)	24,603	151	24,452	*	29,886	151	29,735	*
Adjusted EBITDA	$ 7,123	$ 9,032	$ (1,909)	(21.1%)	$ 13,030	$ 10,050	$ 2,980	29.7%
* — % not meaningful
(a) Personnel costs associated with rationalization of our central services cost structure
(b) Transaction expenses are one-time non-recurring and are a result of expenses incurred in connection with the Business Combination.

A reconciliation of Adjusted Net Income to net income/loss, its closes GAAP measure, is set forth in the table below.

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Net loss	$ (29,205)	$ 5,607	$ (34,812)	(620.9%)	$ (40,797)	$ 1,227	$ (42,024)	(3424.9%)
Plus: Non-cash stock compensation	4,875	5	4,870	*	4,875	15	4,860	*
Plus: Gain/loss on derivative liabilities	3,316	—	3,316	*	8,382	—	8,382	*
Plus: Transaction expenses (a)	24,603	151	24,452	*	29,886	151	29,735	*
Total Adjusted Net Income	$ 3,589	$ 5,763	$ (2,174)	(37.7%)	$ 2,346	$ 1,393	$ 953	68.4%
* — % not meaningful

Exhibit 99.1
(a) Transaction expenses are one-time non-recurring and are a result of expenses incurred in connection with the Business Combination